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                                                A Partnership of
Davidson & Company  Chartered Accountants       Incorporated
                                                Professionals



                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion of our audit report dated
May 3, 1999, on the financial statements of ViaVid Broadcasting, Inc. for the period ended March 31, 1999 in the Company's Form 10-SB registration statement to be filed with the United States Securities and Exchange Commission. We also consent to the application of such report to the financial information in the Form 10-SB, when such financial information is read in conjunction with the financial statements referred to in our report.



                                       /S/ Davidson & Company

                                           Chartered Accountants


Vancouver, Canada

June 15, 1999




               A Member of Accounting Group International
Suite 1270, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
             Pacific Centre, Vancouver, B.C., Canada V7Y 1C6
               Telephone (604) 687-0947  Fax (604) 687-6172